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                                                                       Exhibit 5

              [LETTERHEAD OF MCGUIRE, WOODS, BATTLE & BOOTHE LLP]


                               December 23, 1998


The Board of Directors
Friedman, Billings, Ramsey Group, Inc.
1001 19th Street N.
Arlington, VA 22209

        RE:     Registration Statement on Form S-8

Dear Sirs:

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of Friedman, Billings, Ramsey Group, Inc. (the "Company"), relating to 1,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares"), to be issued pursuant to the Company's 1997 Employee Stock Purchase Plan (the "Plan").

        We have examined copies, certified or otherwise identified to our satisfaction, of the Plan and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and have made such inquiries of officers and representatives of the Company as to factual matters as we have considered relevant and necessary as a basis for this opinion. Based on the foregoing, we advise you that in our opinion all necessary corporate proceedings by the Company to authorize the issuance of the Shares pursuant to the Plan have been duly taken and that the Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are persons whose consent is to be filed with the Registration Statement under the provisions of the Securities Act.

                                         Very truly yours,

                                         /s/ McGuire, Woods, Battle & Boothe LLP

                                         McGuire, Woods, Battle & Boothe LLP